Exhibit 10.3

Zep Inc.

Incentive Stock Option Agreement

THIS AGREEMENT, made as of October 1, 2014 (the “Grant Date”), between Zep Inc., a Delaware corporation (the “Company”), and                            (the “Grantee”).

WHEREAS, the Company maintains the Amended and Restated Zep Inc. 2010 Omnibus Incentive Plan (the “Plan”) in order to provide additional incentive to certain officers and key employees of the Company and its Subsidiaries; and

WHEREAS, the Grantee performs services for the Company and/or one of its Subsidiaries; and

WHEREAS, the Committee responsible for administration of the Plan has determined to grant the Option to the Grantee as provided herein; and

NOW, THEREFORE, the parties hereto agree as follows:

1.                                      Grant of Option.

1.1                               The Company hereby grants to the Grantee the right and option (the “Option”) to purchase all or any part of an aggregate of                      whole Shares subject to, and in accordance with, the terms and conditions set forth in this Agreement and the Plan.

1.2                               The Option is intended to qualify as an Incentive Stock Option within the meaning of Section 422 of the Code and shall be so construed; provided, however, that nothing in this Agreement shall be interpreted as a representation, guarantee, or other undertaking on the part of the Company that the Option is or will be determined to be an Incentive Stock Option within the meaning of Section 422 of the Code.  To the extent this Option is not treated as an Incentive Stock Option, it will be treated as a Nonqualified Stock Option.

1.3                               This Agreement shall be construed in accordance and consistent with, and subject to, the provisions of the Plan (the provisions of which are incorporated herein by reference) and, except as otherwise expressly set forth herein, the capitalized terms used in this Agreement shall have the same definitions as set forth in the Plan.

1.4                               The Option is conditioned upon Grantee’s acceptance of the terms of this Agreement, as evidenced by Grantee’s execution of this Agreement or by Grantee’s electronic acceptance of the Agreement in a manner and during the time period allowed by the Company.  If the terms of this Agreement are not timely accepted by the execution or by such electronic acceptance in the manner and during the time period allowed by the Company, the Option may be unilaterally canceled or terminated by the Committee.

2.                                      Purchase Price.

The price at which the Grantee shall be entitled to purchase Shares upon the exercise of the Option shall be                          per Share.

3.                                      Duration of Option.

The Option shall be exercisable to the extent and in the manner provided herein for a period of ten (10) years from the Grant Date (the “Exercise Term”); provided, however, that the Option may be earlier terminated as provided in Sections 1.4, 6 and 7.1 hereof.

4.                                      Vesting and Exercisability of Option.

The Option shall vest, and may be exercised, with respect to the Shares as set forth in the Grantee Summary attached hereto and made a part hereof, subject to earlier termination of the Option as provided in Sections 1.4, 6 and 7.1 hereof or in the Plan.  The right to purchase the Shares as they become vested shall be cumulative and shall continue during the Exercise Term unless sooner terminated as provided herein.

5.                                      Manner of Exercise and Payment.

5.1                               Subject to the terms and conditions of this Agreement and the Plan, the Option may be exercised by either (i) delivery of written or electronic notice to the Company, at its principal executive office or (ii) online notice given to an online broker with which the Company has made arrangement for the exercise of employee stock options, which notice satisfies the form and conditions set forth in such arrangement, which shall be provided to the Grantee from time to time.  Such notice shall state that the Grantee is electing to exercise the Option and the number of Shares in respect of which the Option is being exercised and, if delivered in writing to the Company, shall be signed by the person or persons exercising the Option.  If requested by the Committee, such person or persons shall (i) deliver this Agreement to the Secretary of the Company who shall endorse thereon a notation of such exercise and (ii) provide satisfactory proof as to the right of such person or persons to exercise the Option.

5.2                               The notice of exercise described in Section 5.1 shall be accompanied by the full purchase price for any Shares purchased pursuant to the exercise of an Option and shall be paid in full upon such exercise, (i) in cash, by check, by transferring Shares to the Company or by attesting to the ownership of Shares, upon such terms and conditions as may be acceptable to the Committee, or by net settlement of the Option in the manner determined by the Committee or (ii) by such arrangement as is made by the Company with the designated online broker.  Any Shares the Grantee transfers to the Company or attests to owning as payment of the purchase price under an Option shall be valued at their Fair Market Value on the day preceding the date of exercise of such Option.

5.3                               Upon receipt of notice of exercise and full payment for the Shares in respect of which the Option is being exercised, the Company shall, subject to Section 15 of the Plan, take such action as may be necessary to effect the transfer to the Grantee of the number of Shares as to which such exercise was effective.

5.4                               The Grantee shall not be deemed to be the holder of, or to have any of the rights of a holder with respect to any Shares subject to the Option until (i) the Option shall have been exercised pursuant to the terms of this Agreement and the Grantee shall have paid the full purchase price for the number of Shares in respect of which the Option was exercised, (ii) the Company shall have issued and delivered the Shares to the Grantee, and (iii) the Grantee’s name shall have been entered as a stockholder of record on the books of the Company, whereupon the Grantee shall have full voting and other ownership rights with respect to such Shares.

6.                                      Termination of Employment.

6.1                               In General.  If the employment of the Grantee with the Company and its Subsidiaries shall terminate for any reason, other than for the reasons set forth in Sections 6.2 or 7.2 below, the Option shall continue to be exercisable (to the extent the Option was vested and exercisable on the date of the Grantee’s termination of employment) at any time within three (3) months after the date of such termination of employment, but in no event after the expiration of the Exercise Term (the “Expiration Date”), unless otherwise determined by the Committee.

6.2                               Termination of Employment Due to Death, Disability, or Retirement.  If the Grantee’s termination of employment is due to death, Disability, or Retirement (for purposes of this Agreement, “Retirement” means voluntary termination on or after age 65), or if Grantee terminates employment after age 55, the following shall apply:

(a)                                 Termination Due To Death.  In the event the Grantee dies while actively employed, the Option shall become immediately and fully exercisable, and shall remain exercisable at any time prior to the Expiration Date, or for one (1) year after the date of death, whichever period is shorter, by (A) such person(s) that have acquired the Grantee’s rights under such Options by will or by the laws of descent and distribution, or (B) if no such person described in (A) exists, the Grantee’s estate or representative of the Grantee’s estate.

(b)                                 Termination by Disability.  In the event the employment of the Grantee is terminated by reason of Disability, the Option shall become immediately and fully exercisable as of the date the Committee determines the Grantee terminated for Disability and shall remain exercisable at any time prior to the Expiration Date, or for one (1) year after the date of termination, whichever period is shorter.

(c)                                  Termination by Retirement.  In the event the employment of the Grantee is terminated by reason of Retirement, all outstanding unvested Options shall expire, and any Options vested as of Grantee’s date of Retirement shall remain exercisable at any time prior to the Expiration Date, or for five (5) years after the date of termination, whichever period is shorter.  In the event of the Grantee’s death after Retirement, the vested Options shall be exercisable in accordance with this subsection (c) and the Option shall be exercisable by the persons described in (a) above.

(d)                                 Termination After Attaining Age 55.  If the Grantee terminates employment (other than as a result of death or Disability) after attaining age 55 but prior to age 65, all outstanding unvested Options shall expire, and any Options vested as of Grantee’s date of termination shall, unless the Committee determines otherwise at the time of such termination, remain exercisable at any time prior to the end of the Exercise Term, or for five (5) years after the date of termination, whichever period is shorter.  In the event of the Grantee’s death after terminating after age 55, the vested Options shall be exercisable in accordance with this subsection (d) and the Option shall be exercisable by the persons described in (a) above.

7.                                      Effect of Change in Control.

7.1                               Notwithstanding anything contained to the contrary in this Agreement, in the event of a Change in Control, the Option shall become immediately and fully exercisable, and the Committee, in its discretion, may terminate the Option, provided that at least 30 days prior to the Change in Control, the Committee notifies the Grantee that the Option will be terminated and provides the Grantee, at the election of the Committee, (i) the right to receive immediately a cash payment in an amount equal to the excess, if any, of (A) the greater of (x) the Fair Market Value on the date preceding the date of surrender, of the shares subject to the Option or portion of the Option surrendered, or (y) the Adjusted Fair Market Value of the Shares subject to the Option or portion thereof surrendered, over (B) the aggregate purchase price for such Shares under the Option; or (ii) the right to exercise all Options (including the Options vested as a result of the Change in Control) immediately prior to the Change in Control.

7.2                               If the Options remain outstanding after the Change in Control, and if the employment of the Grantee is terminated within two (2) years following a Change in Control, all vested Options shall continue to be exercisable at any time within five (5) years after the date of such termination of employment.  In no event shall the vested Options be exercisable after the Expiration Date.

8.                                      Nontransferability.

The Option may only be exercised by the Grantee or by Grantee’s estate.  The Option is not assignable or transferable, in whole or in part, and it may not, directly or indirectly, be offered, transferred, sold, pledged, assigned, alienated, hypothecated or otherwise disposed of or encumbered (including without limitation by gift, operation of law or otherwise) other than by will or by the laws of descent and distribution to the estate of the Grantee upon his death, provided that the deceased Grantee’s beneficiary or the representative of the estate shall acknowledge and agree in writing, in a form reasonably acceptable to the Company, to be bound by the provisions of this Agreement and the Plan as if the beneficiary or the estate were the Grantee.

9.                                      No Right to Continued Employment.

Nothing in this Agreement or the Plan shall be interpreted or construed to confer upon the Grantee any right with respect to continuance of employment by the Company or a Subsidiary, nor shall this Agreement or the Plan interfere in any way with the right of the Company or a Subsidiary to terminate the Grantee’s employment at any time.

10.                               Adjustments.

In the event of a Material Business Event, the Committee may take any of the actions contemplated under Section 14 of the Plan with respect to this Award and/or the Shares.

11.                               Withholding of Taxes.

11.1                        The Grantee shall be responsible for all federal, state and local income taxes payable with respect to this Option.  The Company shall have the right to deduct from any distribution of cash to the Grantee an amount equal to the federal, state, and local income taxes and other amounts as may be required by law to be withheld (the “Withholding Taxes”) with respect to the Option.  If the Grantee is entitled to receive Shares upon exercise of the Option, the Grantee shall pay the Withholding Taxes to the Company in cash prior to the issuance of such Shares.  In satisfaction of the Withholding Taxes, the Grantee may make a written election (the “Tax Election”) to have withheld a portion of the Shares issuable to him or her upon exercise of the Option, having an aggregate Fair Market Value equal to the Withholding Taxes, provided that, if the Grantee may be subject to liability under Section 16(b) of the Exchange Act, the election must comply with the requirements applicable to Share transactions by such Grantees.

11.2                        If the Grantee makes a disposition, within the meaning of Section 424(c) of the Code and regulations promulgated thereunder, of any Share or Shares issued to him pursuant to his exercise of the Option within the two-year period commencing on the day after the Grant Date or within the one-year period commencing on the day after the date of transfer of such Share or Shares to the Grantee pursuant to such exercise, the Grantee shall, within ten (10) days of such disposition, notify the Company thereof, by delivery of written notice to the Company at its principal executive office.

12.                               Employee Bound by the Plan.

The Grantee hereby acknowledges receipt of a copy of the Plan and agrees to be bound by all the terms and provisions thereof.

13.                               Modification of Agreement.

This Agreement may be modified, amended, suspended, or terminated in accordance with the provisions of Section 17.3 of the Plan.

14.                               Severability.

Should any provision of this Agreement be held by a court of competent jurisdiction to be unenforceable or invalid for any reason, the remaining provisions of this Agreement shall not be affected by such holding and shall continue in full force in accordance with their terms.

15.                               Governing Law.

The validity, interpretation, construction, and performance of this Agreement shall be governed by the laws of the state of Delaware without giving effect to the conflicts of laws principles thereof.

16.                               Successors in Interest.

This Agreement shall inure to the benefit of and be binding upon each successor corporation.  This Agreement shall inure to the benefit of the Grantee’s legal representatives.  All obligations imposed upon the Grantee and all rights granted to the Company under this Agreement shall be final, binding, and conclusive upon the Grantee’s heirs, executors, administrators, and successors.

17.                               Resolution of Disputes.

Any dispute or disagreement which may arise under, or as a result of, or in any way relate to, the interpretation, construction, or application of this Agreement shall be determined by the Committee.  Any determination made hereunder shall be final, binding, and conclusive on the Grantee and the Company for all purposes.

Accepted by Grantee:

GRANTEE SUMMARY

Option Type:

Grant Date:

Shares Granted:

Vesting Dates:

Vest Date	Shares Vesting

Expiration Date: